Clearwater Paper Corporation May 2017 Exhibit 99.1

Forward-Looking Statements This supplemental information contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, North American tissue demand and capacity, private label tissue market share growth, U.S. paperboard demand, backlogs, effects of strong U.S. dollar, Chinese paperboard competition, production capacity, business strategies, initiation and completion of the newly announced tissue manufacturing, converting and warehouse facilities in Shelby, North Carolina, Manchester acquisition related benefits, the company’s growth strategy and expansion plans, capital structure, stock repurchases, EBITDA goal, adjusted EBITDA margins and model, goals and measures to achieve margin model, timing and benefits associated with strategic capital investments and operational improvements, including adjusted EBITDA benefits and run-rate, costs and benefits associated with Shelby expansion, outlook for Q2 2017, product volumes shipped, product pricing and sales mix, pulp and wood fiber costs and supply, cost and timing of major maintenance and repairs, cost of wages and benefits, inventory unit costs, productivity gains estimated Q2 2017 EBITDA, adjusted EBITDA, operating income, adjusted operating income, net earnings, adjusted net earnings, net earnings per diluted common share, adjusted net earnings per diluted common share, net sales and adjusted operating margin. Words such as “anticipate,” “expect,” “intend,” “will,” “plan,”  “goals,” “objectives,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on management’s updated expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, as well as the following: our ability to execute on our growth and expansion strategies; competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors; unanticipated construction delays involving our planned new tissue manufacturing operations in Shelby, NC; customer acceptance and timing and quantity of purchases of our tissue products, including the existence of sufficient demand for and the quality of tissue produced at our newly announced Shelby, NC facility expansion when it becomes operational; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; changes in customer product preferences and competitors' product offerings; the loss of or changes in prices in regards to a significant customer; cyclical industry conditions; changes in the cost and availability of wood fiber and wood pulp; our ability to successfully implement our operational efficiencies and cost savings strategies; inability to successfully implement our operational efficiencies and expansion strategies; changes in transportation costs and disruptions in transportation services; customer acceptance in North America and abroad, timing and quantity of purchases of our tissue products; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; environmental liabilities or expenditures; labor disruptions; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to our manufacturing facilities; changes in expenses and required contributions associated with our pension plans; reliance on a limited number of third-party suppliers for raw materials; inability to fund our debt obligations; restrictions on our business from debt covenants and terms; and changes in laws, regulations or industry standards affecting our business. Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Overview of Clearwater Paper

INTRODUCTION TO CLEARWATER PAPER We are a company formed in late 2008 with more than 60 years of operating history We operate two business segments Pulp and paperboard: 43% of 2016 net sales Consumer products: 57% of 2016 net sales Financial overview for 2016 Net Sales: $1.7 Billion Adjusted EBITDA1: $215 Million 2008 to 2016 Adjusted EBITDA1 CAGR: 14% Approximately 3,300 employees 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Consumer Products Division Overview Clearwater Paper is one of the LARGEST NORTH AMERICAN MANUFACTURERS OF PRIVATE LABEL TISSUE, focused on high value tissue products across all categories, retail channels and geographies.

Consumer Products Division market drivers STABLE GROWTH – The tissue market has grown an average of 1% − 2% annually since 1996, consistent with population growth. U.S. Tissue Demand (Indexed) U.S. Population (mm) Source: RISI estimates as of December 2016, U.S. Population per U.S. Census December 2010 and latest U.S. Census estimates

Consumer Products Division capacity and retail channels Overview of Facilities Tissue Production Capacity1: 413,000 tons Tissue Conversion Capacity1: 370,000 tons ● Clearwater Paper Tissue Parent Roll ● Clearwater Paper Tissue Converting 1 Annual capacity is an estimate based on assumptions and judgement concerning, among other things, both market demand and product mix, which changes from time-to-time. 2 IRI Panel data for Retail channel share by dollar amount sold through week ending Jan. 1, 2017. 3 Company sales data. Change in Industry  Retail Channel Mix U.S. Tissue Industry Retail Channel Mix2 2009 2016 Grocery 37% 31% Mass+ Supercenter 28% 29% Club 22% 25% Drug 7% 4% Dollar 3% 4% All Other 3% 7% Clearwater Paper Focus on Diversifying Channel Mix Clearwater Paper Retail Channel Mix3 2011 2016 Grocery 82% 66% Mass+ Supercenter 10% 22% Drug 2% 1% Dollar 6% 10% Other 0% 1% Lewiston,ID Las Vegas,NV Shelby, NC Elwood, IL Neenah, WI Lady Smith, WI

private label continues to capture market share in tissue Clearwater Paper ranks as one of the LARGEST NORTH AMERICAN PRIVATE LABEL TISSUE MANUFACTURERS Private Label Market Share of Total U.S. ($) 2016 U.S. Retail Tissue Industry Product Mix 2016 Bath Tissue 54% Paper Towels 32% Facial Tissue 10% Napkins 4% Source: IRI Worldwide through week ending January 1, 2017 2012 2013 2014 2015 2015 2012 2013 2014 2015 2015 2012 2013 2014 2015 2015 2012 2013 2014 2015 2015 2012 2013 2014 2015 2015 Bath Tissue Paper Towels Facial Tissue Napkins Total Private Label

Opportunity for private label and clearwater paper to grow market share NATIONALLY Clearwater Paper Market Share by Region ($)1 WEST MID-WEST EAST Clearwater Paper 16.7% 7.1% 4.6% Brand Names 72.2% 75.7% 76.4% Other Private Label 11.1% 17.2% 19.0% 1 Market share for 2014-2016 was calculated using IRI Worldwide through January 2017 and a national retailer database. The 2012-2013 market share was calculated using IRI Worldwide through January 2017, a national retailer database, and company sales data.

north american market demand vs. capacity   Longer Term Market Expected to Remain in Equilibrium Source: RISI August 2016 update for Outlook for World Tissue Business, RISI April 2017 US Tissue Monthly Data 1 It is assumed that any productivity improvements (approximately 100k per year or 1% of capacity) will be offset by closures over a cycle. Notes: Projected capacity changes represents both virgin and recycled tissue capacity changes. Please see Appendix for breakdown of specific projects reflected in the capacity changes.

PaPERBOARD Division Overview LEADING MANUFACTURER OF SBS1 used in packaging of premium consumer goods, pharmaceuticals, food and liquid, and food service plates, cups and folding cartons. 1 Solid Bleach Sulfate paperboard

PAPERBOARD DEMAND expected to REMAIN STABLE U.S. Bleached Paperboard total production (Indexed)1 Source: RISI estimates as of December 2016 ¹ Actual and estimated production was obtained from RISI – Total tons bleached paperboard produced in US ² Average price per short ton of 16 pt. SBS folding carton C1S. Price estimates per RISI. DEMAND FOR SBS PRODUCED IN THE UNITED STATES EXPECTED TO REMAIN STABLE THROUGH 2020 North American industry backlogs have strengthened since February European SBS imports are forecasted to be flat for 2017 European SBS exports increased 11% over December 2016 as of March 2017 SBS price increase of $20 as of April 21, 2017 China’s ivory board is expected to have minimal impact on Clearwater Paper in 2017 Secular trend away from foam (polystyrene) food service products continues U.S. Bleached Paperboard Price ($/short ton)2 U.S. GDP % Change 1

PULP AND PAPERBOARD DIVISION CAPACITY AND MARKETS

CLEARWATER PAPER

Clearwater Paper ranks as one of the **top five** largest paperboard manufacturers in North America



Lewiston Mill
ID
Mendon
MI
Wilkes-Barre
PA
Hagerstown
IN
Richmond
VA
Cypress Bend Mill
AR
Dallas
TX
Clearwater Paper Pulp
Clearwater Paper SBS
Manchester SBS Sheeting

OVERVIEW OF FACILITIES

Pulp Production Capacity[1]: 857,000 tons
Paperboard Production Capacity[1]: 825,000 tons
Sheeting Capacity[1]: 193,000 tons

2016 North American Bleached Paperboard Production by Type[2]

	2016
Folding	35%
Liquid Packaging	21%
Cup	17%
Plate, Dish, & Tray	16%
Coated Bristols	7%
All Other	4%

2016 North American Bleached Paperboard Market Share[3]

	2016
WestRock	32%
International Paper	20%
Georgia Pacific	15%
Evergreen	13%
Clearwater Paper	**12%**
Nippon Paper	5%
Tembec Paperboard	3%

Source: Company estimates, RISI, AF&PA
[1] Annual capacity is an estimate based on assumptions and judgement concerning, among other things, both market demand and product mix, which changes from time-to-time. [2] Represents ~5.7 million tons.
[3] Based on RISI capacity data

13

Our Macro Strategy to Create Shareholder VALUE GROW our Tissue Business > Lead private label in quality > Expand geographically > Diversify retail channel penetration Optimize Profitability of Paperboard and Tissue Businesses > Improve sales mix > Reduce costs > Continue to improve quality

SUCCESSFUL EXECUTION OF PREVIOUSLY STATED GOALS

CLEARWATER PAPER

GOAL	TIMEFRAME	STATUS	
ASSET RATIONALIZATION/ COST INFRASTRUCTURE	ongoing	✓	• Permanent shutdown of two high cost tissue machines and restructuring at our Neenah, Wisconsin tissue facility • Completed permanent closure of our Oklahoma City converting facility, as of March 31, 2017
GROW THE CONSUMER PRODUCTS BUSINESS	ongoing	✓	• Announced plans to build a new tissue machine and related converting equipment in Shelby, North Carolina • Construction will begin in Q2'2017 and will consist of a 70,000 ton Valmet NTT tissue machine, related converting capacity and warehouse consolidation
OPTIMIZE THE PAPERBOARD BUSINESS	ongoing	✓	• $160M project to build new continuous pulp digester on schedule to come online in Q4'2017 • December 2016 acquisition of Manchester Industries for $68M
MAINTAIN A PRUDENT CAPITAL STRUCTURE TO LOWER WEIGHTED AVERAGE COST OF CAPITAL	ongoing	✓	• Conservative capital structure with target leverage of 2.5x to 4.0x Adjusted EBITDA[1] and ample liquidity • Entered into a new secured revolving credit facility totaling $300 million, retired $125 million asset backed line of credit
RETURN OF CAPITAL TO SHAREHOLDERS	ongoing	✓	• Returned $395 million in capital to shareholders from 2011-2016 through share repurchases • Reduced shares outstanding by 34% or 7.7 million shares from 2011 to 2016 • $35 million remaining under the current authorization
$285-$335 MILLION ADJUSTED EBITDA[1,2]	ongoing	◑	• 320 basis point improvement in consumer products adjusted EBITDA margin[3] • Delivered $44M in adjusted EBITDA[1] from lean six sigma and TPM efforts do drive out waste, improve operational efficiencies and increase OEE's • Delivered $9M in adjusted EBITDA[1] from Warehouse Automation, Converting line upgrades and other strategic capital projects • Reduced SKU's by 45% in our retail tissue business

[1] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. [2] Based on Q1'15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 2. [3] Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA[4] divided by Segment net sales. [4] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

15

clearwater paper cross cycle FINANCIAL MODEL 1 Net sales for the twelve months ending December 31, 2016 and three months ending March 31, 2017 were $1,734.8M and $437.5M, respectively. 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 2016 Results Q1-2017 Results 100% 100% 14.2% 13.0% (6.9%) (7.1%) 7.2% 5.8% 3.4% 2.5% 12.4% 11.3%

2017 FOCUS Pulp optimization at mills Increase operating equipment efficiencies Execute on our manufacturing network optimization plan 2017 FOCUS Reduce supply chain costs through further improvements in logistics optimization Complete warehouse automation project at Lewiston and Elwood facilities Improve production scheduling process and inventory management 2017 FOCUS Grow cup stock and folding carton market shares Maintain high service levels to support expansion with key strategic customers Growth of high margin consumer products 2017 FOCUS Implement Black/Green belt projects through Total Productive Maintenance (TPM) Conduct loss analysis audits by mill Center our culture and behaviors around our defined core values 2017 FOCUS Optimize and develop Supply Chain planning tools for efficiencies Leverage new business intelligence and reporting tools TM1 (financial forecasting) Path to 15% adjusted ebitda cross cycle target margin1 GOAL Increase our sales effectiveness GOAL Achieve supply Chain Efficiencies GOAL Strengthen Our Continuous Improvement Culture GOAL Improve our manufacturing cost structure GOAL Implement the Right Processes, Tools, Systems 1 Non-GAAP measure – See Appendix for the definition.

STRATEGIC INVESTMENTS EXPECTED TO ACHIEVE ADJUSTED EBITDA MARGIN TARGET

CLEARWATER PAPER.

- High return/low risk investments
- Expected to permanently reduce cost structure
- Expected total Strategic capex spend of $229 to $241 million from 2015 to 2018
- Expected Adjusted EBITDA improvement of $115 to $145 million in 2-3 years[1, 3]
- Funding in Year 1 from sale proceeds of specialty mills

(MILLIONS $) STRATEGIC INVESTMENTS[2]	2015 CAPEX	2016 CAPEX	2017-2018 CAPEX	FULL RUN-RATE EXPECTED[1] ADJUSTED EBITDA IMPACT
Pulp Optimization	$29	$61	$58-$68	$30-$35
Warehouse Automation[4,5]	$12	$16	$4-$6	$20-$21
Paper Machine and Converting Line Upgrades	$13	$13		$11-$12
Converting Lines	$12	$3		$10-$12
IT	$6	$2		
TOTAL STRATEGIC CAPEX	$72	$95	$62-$74	
PLUS BENEFITS FROM:				
Operational Efficiency[5]				$27-$43
Sales & Marketing Efficiency				$10-$15
Stranded Overhead				$7
TOTAL				$115-$145

Invest to improve operating efficiency and profitability

[1] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure
[2] Based on Q1'15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 2.
[3] Improvements expected to contribute in 2016 through 2018 after the first year of investment in 2015.
[4] Updated to reflect reduction in strategic capex spending on Warehouse Automation.
[5] Updated to reflect shift of expected operating income benefits.

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STRATEGIC INVESTMENT AND OPERATIONAL IMPROVEMENT SCORECARD AS OF Q1'17

CLEARWATER PAPER

- Strategic plan announced in Q1'15, expected capex of $229-$241[1] million
- Expected to yield a $98-$128[2] million operating income increase by 2018[4]
- Expected to yield a $115-$145 million Adjusted EBITDA[3] increase by 2018[4]
- Would yield a $285-$335 2018 Adjusted EBITDA[3] run rate assuming $10-$15 million of annual margin pressure[4]

FULL RUN-RATE EXPECTED IMPACT (MILLIONS $)[4]				
OPERATING INCOME	**$23-$28**	**$15-$16[2]**	**$16-$19**	**$44-$65[2]**
ADJUSTED EBITDA[3]	**$30-$35**	**$20-$21[2]**	**$21-$24**	**$44-$65[2]**



100%
80%
60%
40%
20%
0%
$0.3
$2.0
$5.4
$2.8
$3.2
$3.9
$44.3
$48.2

	Continuous Digester[5]	Warehouse Automation	Other Projects	Operational Improvements
TOTAL STRATEGIC CAPEX	$148-$158	$32-$34[1]	$49	$0

■ 2015 - 2016 ADJUSTED EBITDA[1] ACHIEVED ■ Q1'17 ADJUSTED EBITDA[1] ACHIEVED

[1] Updated to reflect reduction in strategic capex spending on Warehouse Automation.
[2] Updated to reflect shift of expected operating income benefits.
[3] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.
[4] Based on Q1'15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 1.
[5] The Continuous Digester is expected to be completed in Q4'17. 2015 - 2016 adjusted EBITDA contributions were $0.3M.

19

Expected Adjusted ebitda from strategic investments and operational improvements1, 2 Expected to yield a $115-$145 million Adjusted EBITDA increase over the $230M reset run rate1 In addition, assume an annual $10-15 million of margin pressure Implies $285-$335 million Adjusted EBITDA run rate in 20181 1Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2. 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

SHELBY EXPANSION: $340 MILLION PAPER MACHINE Install NTT Tissue Machine and Converting Equipment location Shelby, NC adjacent to current Tissue plant Capacity 70,000 Tons Cost $283 Million START PRODUCTION Q1-2019 Full SHIPMENT RUN-Rate Late 2020 WAREHOUSE CONSOLIDATION Improve operational efficiency in Eastern Regions. Less reliance on 3PL location Shelby, NC adjacent to current Tissue plant Cost $57 Million Construction Q2-2017 through Q1-2019 Total cost estimated at $340M with a peak leverage of 3.5 to 3.9 times Adjusted EBITDA1 from Q2-2017 through Q2-2018 1 Non-GAAP measure – See Appendix for the definition.

Why INVEST Now? We need additional ultra-quality tissue capacity to keep pace with our existing customers’ growth and the capacity to add new customers We have limited availability of ultra-quality tissue today Demand for about half the capacity within our existing customer base Ultra-quality segment of the market has grown 3.5 times faster than the overall market and is expected to outpace average market growth for tissue over the next decade High confidence in completing the project on time and within budget similar to Clearwater Paper’s experience with the first Shelby paper machine Adj. EBITDA1,2 OPPORTUNITY $55 to $65 Million Return 11% IRR START PRODUCTION Q1-2019 ACHIEVE FULL adj. EBITDA1 RUN-RATE 2021 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 2Based on 2016 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2 Expected ADJ. EBITDA1,2 from Shelby expansion (Millions)

Clearwater Paper’s Value Proposition

Balanced Capital Allocation 2011-2016 Repurchased 34% of total shares outstanding from 2011 through 2016 Continued investment in the business while returning capital to investors Capital Allocation 2011-2016 2011–2016 Capex 32% TAD Expansion & Strategic Capex 36% Stock Repurchase 32% Cumulative Shares Repurchased1 Total Shares Outstanding1 1 As of year-end. 2 Discretionary Free Cash Flow is cash flow from operations less maintenance capital expenditures.

CLEARWATER PAPER IS A LEADER AMONGST ITS PEERS IN VALUE CREATION

CLEARWATER PAPER.



INDEXED TOTAL RETURNS
Indexed Total Return
900%
800%
700%
600%
500%
400%
300%
200%
100%
0%
(100)%
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012
Dec-2013
Dec-2014
Dec-2015
Dec-2016
Spin Date
782.4 %
362.7 %
258.6 %
229.2 %
129.4 %
106.0 %
Clearwater Paper
Small-Cap Tissue[1]
Paperboard[2]
Large-Cap Consumer[3]
S&P 500
Kimberly Clark

Source: Bloomberg. Market data as of May 1, 2017

Note: Total Shareholder Return includes dividends reinvested and stock price performance.

[1] Small-cap tissue peers include Cascades, Orchids and KP Tissue.

[2] Paperboard peers include International Paper, Graphic Packaging, Kapstone, MeadWestvaco, Packaging Corp of America, Sonoco and WestRock. MeadWestvaco is excluded following merger announcement with Rock-Tenn on January 26, 2015.

[3] Large-cap consumer product peers include Kimberly-Clark and Procter & Gamble.

25

WHICH HAS LED TO MULTIPLE EXPANSION SINCE THE SPIN

CLEARWATER PAPER



2-YEAR FORWARD EBITDA MULTIPLE
2-Year Forward EBITDA Multiple
14x
12x
10x
8x
6x
4x
2x
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012
Dec-2013
Dec-2014
Dec-2015
Dec-2016
Spin Date
12.7 x
7.6 x
5.9 x
5.9 x
Clearwater Paper
Small-Cap Tissue¹
Paperboard²
Large-Cap Consumer³

Source: Bloomberg. Market data as of May 1, 2017
[1] Small-cap tissue peers include Cascades, Orchids and KP Tissue.

[2] Paperboard peers include International Paper, Graphic Packaging, Kapstone, MeadWestvaco, Packaging Corp of America, Sonoco and WestRock. MeadWestvaco is excluded following merger announcement with Rock-Tenn on January 26, 2015.
[3] Large-cap consumer product peers include Kimberly-Clark and Procter & Gamble.

26

Clearwater Paper’s Outlook

Q2’17 Outlook1 Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is net earnings (loss). EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP. 3 Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Q2’17 Outlook1 Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Adjusted operating income, Adjusted net earnings and Adjusted net earnings per diluted common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance. 3 All non-tax items are tax effected at a 34% annual rate. 4 GAAP net earnings per diluted common share and Adjusted net earnings per diluted common share are calculated utilizing first quarter 2017 diluted average common shares outstanding of 16,642 (in thousands).

Q2’17 OUTLOOK1 1This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2Non-GAAP measure – See prior slides for the reconciliation to the most comparable GAAP measure. 3Adjusted operating margin is defined as net sales divided by adjusted operating income. 4 Adjusted net earnings per diluted common share is calculated utilizing first quarter 2017 diluted average common shares outstanding of 16,642 (in thousands). Net sales 0% - 1% higher Adjusted operating margin2,3 4% - 5.5% Adjusted ebitda2 $42M - $48M Adjusted net earnings per diluted common share2,4 $0.44 - $0.63

Appendix

Definitions of Non-GAAP Measures Clearwater Paper Definitions of Non-GAAP Measures EBITDA is a non-GAAP measure that Clearwater Paper management uses as a supplemental performance measure to evaluate the cash generating capacity of Clearwater Paper. The most directly comparable GAAP measure is net earnings. EBITDA, as defined by Clearwater Paper management, is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP. Adjusted EBITDA is a non-GAAP measure that Clearwater Paper management defines as EBITDA adjusted for items that we do not believe are indicative of our core operating performance. The most directly comparable GAAP measure is net earnings. It should not be considered as an alternative to net earnings computed under GAAP.

RECONCILIATION OF GAAP TO NON-GAAP: CLEARWATER PAPER EBITDA[1] AND ADJUSTED EBITDA[1]

CLEARWATER PAPER.

($ in millions)	2009	2010	2011	2012	2013	2014	2015	2016	Q1-2017
Net earnings/(loss)	$182.5	$73.8	$39.7	$64.1	$107.0	$(2.3)	$56.0	$49.6	$7.5
Income tax provision (benefit)	$93.2	$2.4	$31.2	$47.5	$(68.7)	$18.6	$36.5	$31.1	$5.0
Interest expense, net[2]	$21.7	$22.6	$44.8	$33.8	$61.1	$63.6	$31.2	$30.7	$8.0
Depreciation and amortization	$47.4	$47.7	$76.9	$79.3	$90.3	$90.1	$84.7	$91.1	$27.6
EBITDA[1]	$344.8	$146.5	$192.7	$224.7	$189.6	$170.0	$208.4	$202.4	$48.1
Alternative Fuel Mixture Tax Credit	$(170.6)	-	-	-	-	-	-	-	-
Cellu Tissue acquisition related expenses	-	$20.3	-	-	-	-	-	-	-
Lewiston, Idaho sawmill sale related adjustments	-	-	$2.9	-	-	-	-	-	-
Loss on sale of foam assets	-	-	-	$1.0	-	-	-	-	-
Expenses associated with Metso litigation	-	-	-	$2.0	-	-	-	-	-
Costs associated with Thomaston facility closure	-	-	-	-	$6.0	$1.3	-	-	-
Costs associated with Long Island facility closure	-	-	-	-	-	$18.8	$2.5	$1.9	$0.5
Directors equity-based compensation expense (benefit)	$2.6	$3.7	$1.5	$1.4	$4.1	$4.6	$(4.1)	$4.8	$(1.5)
Costs associated with labor agreement	-	-	-	-	-	-	$1.7	-	-
Loss (gain) associated with optimization and sale of the specialty mills	-	-	-	-	-	$40.8	$(1.3)	$(1.8)	-
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	-	-	$3.1	-	-	-
Pension settlement expense	-	-	-	-	-	-	-	$3.5	-
Legal expenses and settlement costs	-	-	-	-	-	-	$2.0	-	-
Reorganization related expenses	-	-	-	-	-	-	$1.5	-	-
Costs associated with announced Oklahoma City facility closure	-	-	-	-	-	-	-	$0.3	$2.1
Costs associated with announced Neenah paper machines shutdown	-	-	-	-	-	-	-	$1.0	-
Manchester Industries acquisition related expenses	-	-	-	-	-	-	-	$2.7	$0.1
Adjusted EBITDA[1]	$176.8	$170.5	$197.1	$229.1	$199.7	$238.5	$210.7	$214.8	$49.3

[1] Non-GAAP measure – See Appendix for the definition.
[2] Interest expense, net for 2009, 2013, 2014 and 2016 includes debt retirement costs of $6.2, $17.1, $24.4 and $0.4 million respectively.

33

EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is net earnings (loss). EBITDA is net earnings (loss) adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings (loss) computed under GAAP. 2 Interest expense, net for the fourth quarter of 2016 includes debt retirement costs of $0.4 million. 3 Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Segment EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Segment EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is segment operating income (loss). Segment EBITDA is segment operating income (loss) adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income (loss) computed under GAAP. 2 Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Adjusted Gross Profit & Adjusted SG&A Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Gross profit is defined as net sales minus cost of sales. 2 Adjusted gross profit and Adjusted selling, general and administrative expenses exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Segment Adjusted Operating Income (Loss) Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Adjusted operating income (loss) excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Adjusted Net Earnings & Adjusted Net Earnings per Diluted common share Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 All non-tax items are tax effected at the expected annual rate for that period. 2 Adjusted net earnings and Adjusted net earnings per diluted common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Key Segment Results – Pulp and Paperboard (Unaudited) 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 2 Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales. 3 Results include the full impact of Manchester Industries, which was acquired at the end of Q4’16.   Pulp and Paperboard Cross-Cycle Financial Model Q1’16 Q2’16 Q3’16 Q4’16 Q1’173     Shipments Paperboard (short tons) 201,340 199,132 196,271 199,415 210,382 Sales Price Paperboard ($/short ton) $952 $948 $927 $920 $927 Segment net sales ($ in thousands) $192,186 $188,759 $182,001 $183,437 $195,102 Segment GAAP operating income ($ in thousands) $35,163 $40,032 $9,956 $27,581 $27,248 Segment GAAP operating margin 18.3% 21.2% 5.5% 15.0% 14.0% Segment Adjusted EBITDA1 ($ in thousands) $41,530 $46,481 $16,486 $34,976 $35,353 Segment Adjusted EBITDA margin2 21.6% 24.6% 9.1% 19.1% 18.1% 19.0%

KEY SEGMENT RESULTS – CONSUMER PRODUCTS (UNAUDITED)

CLEARWATER PAPER.

	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	CONSUMER PRODUCTS CROSS-CYCLE FINANCIAL MODEL
Shipments						
Non-Retail (short tons)[1]	24,358	20,028	18,384	19,182	16,678	
Retail (short tons)	75,027	79,095	82,216	77,704	78,686	
Total Tissue Tons	99,385	99,123	100,600	96,886	95,364	
Converted Products (cases in thousands)[2]	12,990	13,229	13,770	12,886	13,123	
Sales Price						
Non-Retail ($/short ton)[1]	$1,477	$1,496	$1,506	$1,442	$1,439	
Retail ($/short ton)	$2,784	$2,747	$2,742	$2,757	$2,772	
Total Tissue ($/short ton)	$2,464	$2,494	$2,516	$2,496	$2,539	
Segment net sales ($ in thousands)	$245,018	$247,912	$253,319	$242,131	$242,423	
Segment GAAP operating income ($ in thousands)	$18,390	$18,544	$17,201	$13,781	$6,189	
Segment GAAP operating margin	7.5%	7.5%	6.8%	5.7%	2.6%	
Segment Adjusted EBITDA[3] ($ in thousands)	$32,581	$33,280	$30,934	$31,999	$26,971	
Segment Adjusted EBITDA margin[4]	13.3%	13.4%	12.2%	13.2%	11.1%	17.0%

[1] Includes away-from-home (AFH), contract and parent roll tissue products. [2] Includes retail, AFH, and contract tissue case products.
[3] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.
[4] Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales.

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Reconciliation of GAAP to Non-GAAP: Strategic investments1 (Unaudited) 1 Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Non-GAAP measure – See Appendix for the definition.

Reconciliation of GAAP to Non-GAAP: Strategic investments1 (Unaudited) 1 Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Non-GAAP measure – See Appendix for the definition.

Reconciliation of GAAP to Non-GAAP: SHELBY EXPANSION1 (Unaudited) 1 Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Non-GAAP measure – See Appendix for the definition.

Major Maintenance Schedule1 1 This information is based upon management’s expectations and estimates as of February 8, 2017.   2015 2016 2017 2018 2019 2020 2021 2022                 Major Maintenance               $ Millions $22 $18 $24-26 (F) $0 TBD TBD TBD TBD Lewiston Q1 Q3 Q3 Q1  Q3 Q1 Cypress Bend Q2   Q2   Q3   Q2

2017 Pulp and paperboard total maintenance1 2017 Regular planned maintenance - $40 - $43 million 2017 Major maintenance (including indirect costs) $27 - $29 million 2017 Total maintenance $67 -$72 million 1 This information is based upon management’s expectations and estimates as of May 5, 2017.

NORTH AMERICAN TISSUE PROJECTED CAPACITY CHANGE

CLEARWATER PAPER

2016-2019 Capacity Changes in the North American Tissue Industry

COMPANY	MILL/LOCATION	CONV/TAD	CAPACITY CHANGE	ESTIMATED DATE	CHANNEL/BUSINESS/PRODUCTS
Announced New Capacity through 2019					
Von Drehle Corporation	Natchez, MS	Conv	35,000	2016:Q1	Valmet Advantage NTT
St. Croix Tissue (APP)	Baileyville, ME	Conv	70,000	2016:Q1	PrimeLine W8 PM from Adritz
First Quality Tissue	Anderson, SC	TAD	70,000	2016:Q2	TAD PM Valmet
St. Croix Tissue (APP)	Baileyville, ME	Conv	70,000	2016:Q3	PrimeLine W8 PM from Andritz
Clearwater Paper	Neenah, WI	Conv	(32,000)	2016:Q4	Shutdown of 2 conventional PMs
Orchids Paper Products	Barnwell, SC	Conv	35,000	2017:Q1	PM likely Valmet
Resolute Forest Products	Calhoun, TN	Conv	66,000	2017:Q1	Valmet Advantage NTT
Little Rapids Corporation	Shawano, WI	Conv	11,000	2017:Q3	Replacement PM
Kruger Products	Crabtree, QC	Conv	22,000	2017:Q3	Replacement PM
Sofidel America	Circleville, OH	Conv	77,000	2018:Q1	Valmet Advantage NTT
ST Tissue	Franklin, VA	Conv	50,000	2018:Q2	PM Rebuild
Sofidel America	Circleville, OH	Conv	77,000	2018:Q3	Valmet Advantage NTT
First Quality Tissue	Anderson, SC	TAD	70,000	2018:Q4	TAD PM
Irving Consumer Products	Fort Edwards, NY	TAD	70,000	2018:Q4	TAD PM
Clearwater Paper	Shelby, NC	Conv	70,000	2019:Q1	Valmet Advantage NTT
First Quality Tissue	Lock Haven, PA	TAD	70,000	2019:Q2	TAD PM
First Quality Tissue	Anderson, SC	ATMOS	75,000	2019	Retail/P.L./BRT
Net Capacity Change through 2019			906,000		

Source: RISI

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